Exhibit 99.1
FOR IMMEDIATE RELEASE
NDeX EXPANDS DEFAULT PROCESSING SERVICES INTO FLORIDA
SIGNS LONG-TERM AGREEMENT WITH ALBERTELLI LAW FIRM
MINNEAPOLIS, MN — (October 5, 2009) — Dolan Media Company (NYSE: DM) said today that its majority-owned subsidiary NDeX expanded into Florida by entering into a long-term agreement to provide mortgage default processing services to James E. Albertelli, P.A., a Florida law firm.
NDeX also agreed to acquire certain operating assets the law firm had been using in its default processing and title operations. Ninety one law firm staff became NDeX employees. The agreements became effective October 1.
NDeX plans to customize its proprietary case management software and systems to service mortgage default files referred by the Albertelli law firm.
Dolan Media Company Chairman, President and Chief Executive Officer James P. Dolan said the acquisition fits well with NDeX’s geographic growth strategy and provides a foothold into the growing Florida mortgage default processing market.
“We studied the Florida market for some time before deciding on this entry point,” Dolan said. “NDeX already is in other very important default markets, such as California, Michigan and Texas. Florida is a challenging state for our sector as there’s plenty of work to do for law firms and tremendous volume growth.”
“Jim Albertelli’s operations have achieved industry-leading service levels for Florida in mortgage default file processing,” said NDeX President Scott Goldstein. “We believe that together we can deliver even higher service levels in our efforts to address industry needs in this environment of rising mortgage default volumes,” Goldstein added.
Law firm founder James E. Albertelli said the new relationship will increase his firm’s capacity to grow its service volumes in Florida, which has been one of states hardest hit by foreclosure growth and high default rates. “We are excited about the long term mortgage default processing outsourcing relationship,” Albertelli said. “The NDeX team offers our law firm industry-leading technology, expertise in managing mortgage default processing operations and key industry relationships to help us optimize and grow our business.”
Florida ranks second among the 50 states in the number of mortgage loan foreclosure starts, according to June 2009 data from the Mortgage Bankers Association.

The Albertelli law firm is based in Jacksonville, Florida, and also has operations in Tampa. Following patterns set by earlier NDeX expansions, Albertelli will have dual roles. He will remain managing partner of the law firm and he also will be an executive vice president of NDeX, reporting to NDeX President Scott Goldstein.
NDeX also provides mortgage default processing services in California, Texas, Michigan, Minnesota, Indiana and Georgia.
Dolan Media Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized services to the legal profession through its subsidiaries, NDeX and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. Counsel Press is the nation’s largest provider of appellate services to the legal community. The Company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted professional audiences in each of the 21 geographic markets that it serves across the United States.
Dolan Media is simultaneously filing with the Securities Exchange Commission a current report on Form 8-K describing this transaction in more detail. The Form 8-K is available on the SEC’s web site at www.sec.gov.
Safe Harbor Statement
This press release contains forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. The words “anticipates,” “expect,” “believes,” “continue,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. These risks, uncertainties and other factors include, but are not limited to, the following: if the number of case files referred to NDeX by our customers decreases or fails to increase, our operating results and ability to execute our growth strategy could be adversely affected; regulation of sub-prime, Alt A and other non-traditional mortgage products and foreclosures, including bills introduced in states where we do business, the Hope for Homeowners Act, the Emergency Economic Stabilization Act, and Homeowner Affordability and Stability Plan, the Streamlined Modification Program and voluntary foreclosure relief programs developed by lenders, loan servicers, government sponsored entities, the Hope Now Alliance, a consortium that includes loan servicers, and others over whom we have no control may have an adverse effect on or restrict our mortgage default processing services; and integration of acquired businesses may place a strain on our management and internal systems, processes and controls. Please also see “Risk Factors” contained in Item 1A of our annual report on Form 10-K filed with the SEC on March 12, 2009, available at the SEC’s web site at www.sec.gov and our web site at www.dolanmedia.com, for a description of some of these and other risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor Contact:
Haug Scharnowski
Director, Investor Relations, Dolan Media Company
haug.scharnowski@dolanmedia.com
612-317-9420